UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010 (June 15, 2010)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As was previously disclosed by Senior Housing Properties Trust, or the Company, on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2010, on May 12, 2010, the Company’s Board of Trustees appointed a special committee consisting of its Independent Trustees and sent a letter to the Board of Directors of Five Star Quality Care, Inc., or Five Star, the Company’s largest tenant, requesting that the Board of Directors of Five Star consider appointing a committee of Five Star’s Independent Directors to meet with the Company’s special committee to consider, in light of recent tax law changes with respect to real estate investment trusts, or REITs, and uncertainties created by recent changes in the market for healthcare services, including the recent adoption of the Patient Protection and Affordable Care Act and expected Medicare and Medicaid rate changes, whether the Company and Five Star should: (i) change one or more of the existing leases between the Company, as lessor, and Five Star, as lessee, to a management arrangement between a Company owned taxable REIT subsidiary, or TRS, and Five Star as manager; (ii) combine Five Star into a Company owned TRS; or (iii) otherwise change one or more of the contractual arrangements between the Company and Five Star or take other actions.  On May 12, 2010, Five Star’s Board of Directors appointed a special committee consisting of its Independent Directors.  The special committees of the Boards of the Company and of Five Star conferred separately and together.  As a result of these discussions, the Company and Five Star mutually agreed that it is not advisable at this time to change the existing leases between the Company and Five Star into management arrangements, to combine Five Star into a Company owned TRS or to otherwise change any contractual arrangement between them.  The special committees did decide that, in the future, in connection with the possible acquisition by the Company of properties which may be operated by Five Star, the Company and Five Star may consider management arrangements using a TRS structure, as well as leases, depending upon the circumstances of any such future acquisition.  Because of their close business relationships, the Company and Five Star have discussions from time to time on a variety of matters; and, in the future, these discussions may implicate some of the topics discussed by the special committees described above.  There can be no assurance that any of the potential actions referred to above will or will not be undertaken in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Date: June 15, 2010